EXHIBIT 1 (D)

               ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
                            OF WRL SERIES FUND, INC.

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                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                              WRL SERIES FUND, INC.

      WRL SERIES FUND, INC., a Maryland corporation ("Corporation"), hereby certifies to the Maryland Department of Assessments and Taxation as follows:

      FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

      SECOND: Pursuant to Article V, Paragraph 1 of the Corporation's Articles of Incorporation, the Corporation is authorized to issue One Billion (1,000,000,000) shares of Common Stock having a par value of one cent ($0.01) per share and the aggregate par value of $10,000,000 ("Shares") which are classified as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Six Hundred Seventy-five Million (675,000,000) of the Shares are designated as Growth Portfolio Common Stock.

      THIRD: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on November 25, 1992, the Shares were reclassified as follows: Three Hundred Million (300,000,000) of the Shares are designated as Money Market Portfolio Common Stock; Twenty-Five Million (25,000,000) of the Shares are designated as Bond Portfolio Common Stock; and Two Hundred Seventy-five Million (275,000,000) of the Shares are designated as Growth Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Global Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Short-to-Intermediate Government Portfolio Common Stock; One Hundred Million (100,000,000) of the Shares are designated as Emerging Growth Portfolio Common Stock; and One Hundred Million (100,000,000) of the Shares are designated as Equity-Income Portfolio Common Stock.

      FOURTH: Pursuant to the Corporation's Articles Supplementary to Articles of Incorporation filed on March 1, 1994, the Shares were reclassified as follows: One Hundred Fifty Million (150,000,000) of the unissued Shares of the Growth Portfolio Common Stock as follows: Seventy-five Million (75,000,000) were designated as Balanced Portfolio Common Stock; and Seventy-five Million (75,000,000) were designated as Utility Portfolio Common Stock. Seventy-five Million (75,000,000) of the unissued Shares of the Money Market Portfolio Common Stock were reclassified and designated as Aggressive Growth Portfolio Common Stock.

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      FIFTH: The Board of Directors of the Corporation, at a meeting duly convened and held on August 18, 1994, adopted resolutions reclassifying seventy-five million (75,000,000) of the unissued Shares of the Money Market Portfolio Common Stock to be designated as Tactical Asset Allocation Portfolio Common Stock.


      SIXTH: The Shares of Common Stock as so reclassified by the Board of Directors of the Corporation shall have the rights, powers, preferences, qualifications, restrictions and limitations specified in Article V, Paragraph 4 of the Articles of Incorporation of the Corporation and shall be subject to all its provisions relating to the stock of the Corporation.

      SEVENTH: The aforesaid Shares of Common Stock have been duly reclassified by the Board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation and in accordance with Section 2-105(c) of the Maryland General Corporation Law.

      IN WITNESS WHEREOF, the undersigned Chairman of the Board of Directors of WRL Series Fund, Inc., hereby executes these Articles Supplementary on behalf of the Corporation, acknowledges that these Articles Supplementary are the act of the Corporation, and certifies that, to the best of his knowledge, information and belief, all matters and facts set forth herein are true in all material respects, under the penalties of perjury.

Date:  September 2, 1994
                                          WRL SERIES FUND, INC.


                                          /s/  JOHN R. KENNEY
                                          -------------------
                                          John R. Kenney
                                          Chairman of the Board
ATTEST:


 /s/ PRISCILLA I. HECHLER
-------------------------
Priscilla I. Hechler
Assistant Secretary
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